[LOGO] WEINBERG & COMPANY, P.A.
       ------------------------
       CERTIFIED PUBLIC ACCOUNTANTS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the foregoing Registration Statement on Amendment No. 4 to the Form SB-2 of Clickable Enterprises, Inc. (formerly Achievement Tee Holdings, Inc.) and Subsidiary of our report for the years ended March 31, 2004 and 2003, dated June 28, 2004, relating to the consolidated financial statements of Clickable Enterprises, Inc. and Subsidiary and to the reference to our firm under the caption "Experts" in the above-referenced Registration Statement.

                                       /s/ Weinberg & Company, P.A.

                                       WEINBERG & COMPANY, P.A.
                                       Certified Public Accountants

Boca Raton, Florida
October 8, 2004



                              Town Executive Center
                          6100 Glades Road o Suite 314
                            Boca Raton, Florida 33434
             Telephone: (561) 487-5765 o Facsimile: (561) 487-5766

                                   Watt Plaza
                       1875 Century Park East o Suite 600
                          Los Angeles, California 90067
               Telephone: (310) 407-5450 o Facsimile: (310) 407-

                          Website: www.cpaweinberg.com
     American Institute of CPA's\Division for CPA Firms SEC Practice Section